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TRANSLATION FROM GERMAN ORIGINAL

                               PURCHASE CONTRACT


                     ENTERED INTO ON THE DAY MENTIONED BELOW


                                 BY AND BETWEEN


                             MCAFEE ASSOCIATES, INC.
                                2710 WALSH AVENUE
                           SANTA CLARA, CA 95051, USA
                     (HEREINAFTER REFERRED TO AS "MCAFEE"),

                           AS BUYER, ON THE ONE HAND,


                                       AND


                  INTERACTIVE DISTRIBUTED SYSTEMS SOFTWARE GMBH
                             GERSTNERSTRA(BETA)E 20
                               4020 LINZ, AUSTRIA,
                       (HEREINAFTER REFERRED TO AS "IDS"),


                          AS SELLER, ON THE OTHER HAND,


                                   AS FOLLOWS:
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1.       SUBJECT MATTER OF THE CONTRACT: COMPLETE SYSTEM

1.1 The subject matter of this Contract shall be the purchase of any and all rights, in the scope as stipulated in this Contract, in the software "Remote Desktop", with regard to which a diskette (including binaries) and a "User Manual" have been handed over for documentation purposes, Exhibit ./1, including any and all rights as well as the contracts and agreements connected therewith as listed in Exhibit ./2. Such contracts and agreements shall be transferred to McAfee only insofar as any consent by the other contracting party that may be required could be secured; otherwise, item 1.3 shall be applicable.

1.2 In this context, IDS shall have the following obligations, unless further obligations are stipulated in this Contract or in the Exhibits hereto:

             - IDS shall adapt "Remote Desktop" by taking the measures described in Exhibit ./3, and ship "Remote Desktop" in the binary/executable form electronically to McAfee on the day of signing of this Contract;

             - IDS shall supply the source code of the software on diskette and as hardcopy;

             - IDS shall supply the "User Manual" for "Remote Desktop" in the English language on diskette and as hardcopy.

             Furthermore, IDS undertakes to make it possible for McAfee, upon request, to inspect and make copies of,
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             any and all documents relevant to "Remote Desktop" that are in the hands of IDS.

             IDS hereby assigns to McAfee the rights in accordance with Exhibit ./2.

             IDS agrees to assist McAfee to evidence this assignment as necessary to comply with the local laws of any country at the reasonable request of McAfee and always at the cost of McAfee. IDS will execute all documents McAfee may reasonably request for such purposes at the cost of McAfee.

1.3 IDS shall use its best efforts to obtain a consent of its respective contracting party for the transfer of the contracts and agreements mentioned in Exhibit ./2. If IDS is not successful in these efforts, McAfee shall enter into such contracts and agreements vis-a-vis IDS only, whereby the parties agree to keep each other mutually fully informed during the entire life of said contracts and agreements. IDS agrees to exercise any rights and fulfill any obligations under said contracts and agreements only upon instructions of McAfee if timely issued. The contracting parties agree already now that IDS will terminate those contracts and agreements as soon as possible. For the implementation of this provision McAfee will allow IDS to use the offices, free of charge, that McAfee will establish for its Austrian employees.


2.           CONDITIONS FOR THE EFFECTIVENESS OF THE CONTRACT

2.1 Concurrently with this Contract or thereafter the following additional contracts and agreements shall be signed:
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             a)    agreement between those persons who have developed, or
                   contributed to the development of, "Remote Desktop", FIM and IDS (Exhibit ./4);

             b) consultancy and managing director's contract between Gerhard Eschelbeck and McAfee (Exhibit ./5);

             c) letter agreement between "Forschungsinstitut fur Mikroprozessorentechnik" ("FIM") and McAfee (Exhibit ./6);

             d) consultancy and employment contracts between Andreas Schlemmer and Peter Blaimschein and McAfee (Exhibits ./7 and ./8).

             McAfee shall have the right to withdraw from this Contract on or before July 15, 1996, 4.00 p.m. IDS shall also be entitled to withdraw from this Contract on or before July 15, 1996, 4.00 p.m. If either party withdraws from this Contract, neither party will have any further obligations to the other, except for the secrecy obligation.

2.2 McAfee shall have the right to retroactively terminate this Contract and to change it into a license agreement for the subject-matter software as per Exhibit ./9 with an exclusive right for 12 months, such agreement to be valid for an unlimited period of time, if McAfee, on or before December 30, 1996, at the latest, has not been furnished written confirmation by Mr. Eschelbeck in the wording of Exhibit ./10, signed before a notary public, that he is available for employment as per
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             Exhibit ./5. McAfee shall exercise said right by January 15, 1997, at the latest.


3.           DESIGNATION OF THE DEVELOPERS

             McAfee will recognize in the "About Box", "Help System" and in the documentation, Gerhard Eschelbeck, Andreas Schlemmer, Peter Blaimschein, Johannes Mayr and Paul Bacsik as developers of "Remote Desktop" based on original work while at Johannes Kepler University of Linz.


4.           RIGHT OF FIRST REFUSAL / COMMERCIAL EXPLOITATION

             Until July 1, 1998, prior to forming a contract with an interested third party on the commercial use of any development made by IDS, IDS shall be obligated to offer McAfee to enter into such a contract on the commercial use identical to that contemplated to be executed with the interested third party. In such a case, McAfee shall have 4 weeks to inform IDS whether McAfee wishes to exercise its right to enter into such contract.


5.           PRICE AND TERMS OF PAYMENT

5.1 The purchase price for the subject matter of the Contract shall be USD 1,800,000.00 (one million eight hundred thousand US dollars).

5.2          The purchase price shall be due and payable as follows:
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a)           an amount of USD 850,000.00 (eight hundred and fifty thousand US dollars) shall be paid by bank remittance concurrently with delivery of the source code, both on a diskette and as hard copy, the user manual in English, both on diskette and as hard copy;

b) the remaining balance of USD 950,000.00 (nine hundred and fifty thousand US dollars) shall be paid into the trust account of McAfee's legal counsel, i.e. Heller, Lober, Bahn & Partners, of Seilergasse 16, 1010 Vienna, Austria (account no. 570-311-985 with Bank Austria AG, bank routing code BLZ 20151) as soon as the conditions in item 2.1 have been met, which fact will be confirmed to IDS upon delivery of the source code as per item 5.2 a). Such trust money shall be invested on market conditions for call deposits.

5.3 The trustee is herewith irrevocably authorized and ordered to proceed with the trust money of USD 950,000.00 (nine hundred and fifty thousand US dollars) as follows:

a) As soon as Mr. Eschelbeck furnishes written confirmation in the wording of Exhibit ./10, signed before a notary public, to the legal counsel of McAfee, Heller, Lober, Bahn & Partners, attorneys at law, the trustee shall pay IDS part of the trust money in the amount of USD 770,000.00 (seven hundred and seventy thousand US dollars), payment to be made within eight days by remittance to an account with an Austrian credit institution to be designated by IDS.

b)           If the confirmation in the wording of Exhibit ./10, signed by Mr.
             Eschelbeck before a notary public, is
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             not furnished on or before December 30, 1996 and if McAfee, as a result thereof, terminates the Contract retroactively by registered letter to McAfee as per item 2.2 hereof, the trustee shall pay back to McAfee the entire trust money plus accrued interest as soon as the trustee has received said written notice of termination and proof of its dispatch to IDS.

c) If the trustee has not received proof of the written notice of termination with retroactive effect as per item 2.2 on or before January 15, 1997, at the latest, the trust money in the amount of USD 770,000.00 (seven hundred and seventy thousand US dollars) plus interest that may have accrued shall be paid automatically to an account with an Austrian credit institution to be designated by IDS, payment to be made on or before January 31, 1997.

d) This trust obligation exists irrespective of the legal fate of this Contract. It shall apply in particular in case of invalidity, voidance or dissolution of this Contract or individual provisions hereof and may not be challenged on the grounds of error or material change in the basis of the underlying transactions.

e) The retention money in the amount of 10 % of the total purchase price, i.e. an amount of USD 180,000.00 (one hundred and eighty thousand US dollars) plus accrued interest shall be paid to IDS within 13 months after the entry into effect of the Contract as per item 16, payment to be made by remittance to an account with an Austrian credit institution to be designated by IDS, provided that McAfee has not raised claims vis-a-vis IDS in court by that date under or in connection with this
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             Contract, with proof thereof being furnished to the trustee by submission of a copy of the complaint showing the receipt stamp of the court. In the event that such claims are asserted in court, the right of retention shall apply only in the amount of the claims and only until the final closure of the court proceedings; subsequently, the procedure shall be as ordered by court.

5.4          The purchase price is a fixed price.

5.5 Concerning the license agreement mentioned in item 2.2, the contracting parties agree that the license fee shall total 5 % of the proceeds received by McAfee from the sale of the subject-matter software. The USD 850,000.00 (eight hundred and fifty thousand US dollars) received by IDS under sec. 5.2 a) is a non-refundable prepaid royalty on such license fee, i.e. the amount need not be paid back, irrespective of McAfee's income from the sale of "Remote Desktop", which will be deemed paid to IDS after fulfillment of the obligations set forth in item 5.2 a).


6.           PROHIBITION OF ASSIGNMENT

             IDS shall not be permitted to assign this Contract or all or any of its obligations or rights hereunder.


7.           NUMBER OF COUNTERPARTS, DURATION OF THE CONTRACT

7.1 This Contract is executed in two counterparts; after signature, the parties shall receive one counterpart each.
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7.2          After complete fulfillment of the Contract by McAfee and IDS, the provisions concerning the secrecy obligation shall remain in full force and effect.


8.           PERFORMANCE BY IDS

             The entire subject matter of the Contract shall be delivered by IDS as set forth in item 5.2 a) of this Contract.


9.           FREEDOM FROM THIRD-PARTY RIGHTS, WARRANTIES

9.1 After careful examination, IDS represents that, to the best of its knowledge, no trademarks, patents or copyrights have been violated in the development and distribution of the subject-matter software. As regards other rights, IDS expressly represents to McAfee that the subject matter of the Contract does not encroach upon third-party rights and that any and all permits and consents required from any third party for the operation of the subject matter of the Contract have been obtained and will remain in full force and effect for the entire period of use of the subject matter of the Contract.

9.2 IDS owns all rights, title and interest in "Remote Desktop", free and clear from any and all restrictions, obligations, claims of third parties, and encumbrances (including without limitation distribution rights), except for those listed in Exhibit ./11 and those mentioned in Section III of Exhibit ./4 relating to the rights of FIM to use versions 1.4, 1.5 and 2.0 for scientific purposes and for operating the FIM computers; FIM and IDS
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             have provided financial compensation to persons who were engaged in the development of "Remote Desktop"; IDS shall indemnify and hold McAfee harmless for any claims raised in this respect.

9.3 Exhibit ./12 contains a list of all licenses and other agreements with third parties relating to any software, technology, know-how, or processes that IDS is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into "Remote Desktop" (such software, technology, know-how and processes are collectively referred to as the "third party technology").

9.4 Except for the rights listed in Exhibit ./11, IDS has not granted any third party any right to use, manufacture, reproduce, distribute, market or exploit "Remote Desktop" or any adaptations, translations, or derivative works based on "Remote Desktop" or any portion thereof. Except with respect to the rights of third parties to the third party technology (Exhibit ./12), no third party has any right to use, manufacture, reproduce, distribute, market or exploit any works or materials of which "Remote Desktop" is a "derivative work".

9.5 To the best of IDS's knowledge, no person involved in the development of "Remote Desktop" is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such person with IDS or, to the best of IDS's knowledge, any other party.

9.6 If a claim is raised or threatened to be raised against McAfee on the grounds of an infringement of intellectual or industrial property rights of third
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             parties as a result of using a part of the subject matter of the
             Contract and if IDS has violated any warranty obligation in this respect, or regarding claims raised by Microsoft as disclosed (Exhibit ./13), IDS shall reimburse McAfee for all its costs and damages and, upon request, shall support McAfee as an intervening third party, provided that IDS has been informed without delay by McAfee that such third-party claim has been raised and had the opportunity to participate comprehensively and decisively in all measures to defend the claim and, if applicable, has agreed to settle the claim amicably.

9.7          Furthermore, IDS makes the following warranties:

             a) IDS shall use its best efforts to enable all persons who were engaged in the development of "Remote Desktop" or whose employers, at McAfee's request, are filing for a patent to transfer the respective patent to McAfee by way of a legal transaction and shall make any and all filings and statements that may be necessary;

             b) to the best of its knowledge, after careful examination, there are no legal actions pending or threatened concerning "Remote Desktop" other than those listed in Exhibit ./13;

             c) to the best of its knowledge, after careful examination, no claims have been raised vis-a-vis IDS in connection with "Remote Desktop" other than those listed in Exhibit ./13;

             d) any and all contracts and agreements which shall be transferred to McAfee according to item 1.1 and Exhibit ./11 of this Contract have not yet
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                  expired and shall remain in full force and effect; IDS has no information whatsoever that the parties to such contracts or agreements intend to terminate and/or do not comply with such contracts or agreements; IDS is not in default under the contracts and agreements listed in Exhibit ./11;

             e) the legal use of "Remote Desktop" by McAfee does not interfere with or infringe upon any rights of third parties, including without limitation industrial property rights (as regards trademarks, patents and copyrights, to the best of IDS's knowledge), except for those listed in Exhibit ./11;

             f) the execution and the delivery of this Contract and the ancillary documents by IDS do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, (i) any judgment, order, decree, rule, law or regulation of any court or governmental authority, foreign or domestic, or (ii) any provision of any agreement, instrument or understanding to which IDS is a party or by which IDS or any of its properties or assets is bound or affected, nor will such actions give to any other person or entity any interests or rights of any kind, including rights of termination, acceleration or cancellation, in or with respect to any of the purchased assets. No consent of any third party or any governmental authority is required to be obtained on the part of IDS to permit the consummation of the transactions
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                  contemplated by this Contract or the ancillary documents.

9.8 The warranties are not limited in time; claims arising therefrom shall be enforced by legal action within 12 months after knowledge of a defect. The warranties set forth in item 9.7 b, c, d, and f shall apply only for the time of the signing and on the date of payment of USD 850,000.00. This does not preclude claims by McAfee under these warranties at a later stage, whereby for these claims a warranty period of 12 months is agreed upon.

9.9          IDS makes no further warranties apart from those specified herein.
             In particular, IDS does not warrant any particular quality or features of the subject-matter software. IDS shall be liable under the rules on damages and in case of voidance on the grounds of error solely for gross negligence and intent. Furthermore, IDS does not warrant compliance with US export regulations by the software used and does not assume any other liability in this respect.


10.          DOCUMENTATION

             The documentation will be handed over in accordance with item 1.2. The user manual shall be prepared in English.


11.          SECRECY

             The parties to the Contract shall keep secret, and shall not make any use whatsoever of, any information disclosed in connection with the negotiations and the execution of this Contract,
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             except for information which is in the public domain or has been received from third parties. After signing of this Contract, either party may issue a press release disclosing the general nature of the Contract but may not disclose the specific terms except as required to disclose by law.


12.          PARTIAL VALIDITY

             If individual provisions of this Contract are or become invalid, the remaining provisions of the Contract shall not be affected thereby. The parties to the Contract shall cooperate to agree on an alternative provision that comes as close as possible to the invalid provision.


13.          WRITTEN FORM

             Amendments to and modifications of this Contract shall only be valid if made in writing. This shall also apply to the departure from the formal requirement of the written form.


14.          INTEGRAL PARTS

             Any and all Exhibits hereto shall constitute integral parts of the Contract.


15.          TRANSFER OF RIGHTS AND DUTIES UNDER THE CONTRACT

             McAfee shall be entitled, following the signing of this Contract, to transfer all its rights and
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             obligations under this Contract in their entirety to a group company.


16.          EFFECTIVE DATE OF THE PURCHASE TRANSACTION

             The purchase transaction contemplated herein shall enter into legal force and effect on June 30, 1996.


17.          JURISDICTION AND APPLICABLE LAW, GENERAL PROVISIONS

17.1 In the event of disputes arising from this Contract, the court having subject-matter jurisdiction in Vienna shall have exclusive jurisdiction.

17.2         The Contract shall be governed by Austrian law.

17.3 It is expressly agreed that the Austrian industrial standards ONORM A2050 and A2060, as well as the United Nations Convention on Contracts for the International Sale of Goods shall not apply.

17.4 In addition, the general terms and conditions, if any, of the parties to the Contract shall not be applicable.

17.5 Each party shall bear the costs incurred by it in connection with the signing of the Contract, in particular the costs of its own legal counsel and tax advisors. Furthermore, each party shall bear any and all taxes imposed on or levied against it in connection with the income from the sale of the subject-matter software.
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               -------------------------           -------------------------
                McAfee Associates, Inc.             Interactive Distributed
                                                     Systems Software GmbH